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                                                                   Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intermedia Communications Inc. 401(k) Plan of our report dated March 15, 2000, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intermedia Communications Inc. 401(k) Plan of our report dated March 7, 2000, with respect to the financial statements and schedule of Digex, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP



Tampa, Florida
April 6, 2000